                                                                   EXHIBIT 10.22

                             SALON INTERNET, INC.

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT


     THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of November 28, 1997, between SALON INTERNET, INC., a California corporation (the "Company"), and the purchasers listed on the Schedule of Purchasers ("Schedule of Purchasers") attached hereto as Exhibit A (the "Purchasers"). The
                                              ---------
parties hereby agree as follows:

     1.   Authorization and Sale of the Preferred Shares.
          ----------------------------------------------

          1.1  Authorization; Filing of Amended and Restated Certificate of
               ------------------------------------------------------------
Incorporation. The Company has authorized the issuance and sale pursuant to the
-------------
terms and conditions hereof of up to 1,900,000 shares of its Series B Preferred Stock, (the "Series B Shares"), having the rights, preferences and privileges as set forth in the form of the Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation") attached hereto as Exhibit B. The
                                                                 ---------
Company shall adopt and file the Articles of Incorporation with the Secretary of State of the State of California before the Closing (as defined below).

          1.2  Sale and Issuance of the Series B Shares.  Subject to the terms
               ----------------------------------------
and conditions hereof, at the Closing (as defined below) the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company that number of shares of Series B Shares set forth opposite each Purchaser's name on Exhibit A hereto at a purchase price of $1.58 per share.
        ---------

     2.   Closing Date; Delivery.
          ----------------------

          2.1  Closing Date.  The closing comprising the purchase by the
               ------------
Purchasers and sale by the Company of up to 1,900,000 shares of Series B Shares shall be held at the offices of Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, California 94301 on November 28, 1997, or at such other time and place as the Company and the Purchasers may agree in writing (the "Closing").

          2.2  Delivery.  Subject to the terms of this Agreement, at the
               --------
Closing, the Company will deliver to each Purchaser a certificate or certificates representing the number of Series B Shares designated in Exhibit A
                                                                      ---------
to be issued to such Purchaser, against payment of the purchase price therefor by delivery of a check or wire transfer, payable to the order of the Company.

     3.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to the Purchasers that except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, which exceptions shall be deemed to
                                 ---------
be representations and warranties as if made hereunder:

          3.1  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted. The Company is qualified or licensed to do business as a foreign corporation in all jurisdictions where such qualification or licensing is required, except where the failure to so qualify would not have a material adverse effect upon the Company.

          3.2  Corporate Power.  The Company has now, or will have at the
               ---------------
Closing Date, all requisite corporate power necessary for the authorization, execution and delivery of this Agreement, the First Amended and Restated Rights Agreement in the form attached hereto as Exhibit D (the "Rights Agreement") and
                                         ---------
the Voting Agreement in the form attached hereto as Exhibit E (the "Voting
                                                    ---------
Agreement"). This Agreement, the Rights Agreement and the Voting Agreement are valid and binding obligations of the Company enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

          3.3  Subsidiaries.  The Company does not control, directly or
               ------------
indirectly, any other corporation, association or business entity.

          3.4  Capitalization.  The authorized capital stock of the Company is
               --------------
25,000,000 shares of Common Stock and 13,835,000 shares of Preferred Stock, of which 5,017,500 have been designated Series A Preferred Stock, 5,017,500 have been designated Series A-1 Preferred Stock, 1,900,00 have been designated Series B Preferred Stock and 1,900,000 have been designated Series B-1 Preferred Stock. There are issued and outstanding 750,000 shares of the Company's Common Stock, 5,000,000 shares of Series A Preferred Stock and no shares of Series A-1, Series B or Series B-1 Preferred Stock. The holders of record of the presently issued and outstanding Common Stock, options to purchase Common Stock and Series A Preferred Stock immediately prior to the Closing are as set forth on Exhibit F
                                                                     ---------
("Shareholder and Optionholder List"). All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The holders of any and all rights, options, warrants or conversion rights to purchase or acquire from the Company any of its capital stock, along with the number of shares of capital stock issuable upon exercise of such rights, are set forth in Exhibit F hereto. The
                                                        ---------
Company has reserved at least 5,000,000 shares of Common Stock for issuance upon conversion of the Series A and Series A-1 Preferred Stock and 3,750,000 shares of Common Stock for future issuance to employees, consultants, officers or directors upon exercise of options granted or to be granted under stock or other option plans or arrangements approved by the Board of Directors. Except for such rights, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except for the Voting Agreement executed concurrently herewith, the Company is not a party or subject to any agreement or understanding between any persons or entities, which affects or relates to the voting or giving of written consents with respect to any securities.

          3.5  Authorization.
               -------------
               (a)  Corporate Action.  All corporate action on the part of the
                    ----------------
Company, its officers, directors and stockholders necessary for the sale and issuance of the Series B Shares, the issuance of the Common Stock issuable upon conversion of the Series B Shares and the authorization, execution and performance of the Company's obligations hereunder and under the Rights Agreement has been taken or will be taken prior to the Closing. The Company has duly reserved an aggregate of 1,900,000 shares of Common Stock for issuance upon conversion of the Series B Shares.

               (b)  Valid Issuance.  The Series B Shares when issued in
                    --------------
compliance with the provisions of this Agreement, and the shares of Common Stock issued upon conversion of the Series B Shares when issued in accordance with the provisions of the Articles of Incorporation, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances created by the Company; provided, however, that all such shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws. The rights, preferences, privileges and restrictions of the Series B Shares are as set forth in the Articles of Incorporation.

          3.6  No Preemptive Rights.  No person has any right of first refusal
               --------------------
or any preemptive rights in connection with the issuance of the Series B Shares, the issuance of the Common Stock upon conversion of the Series B Shares or, except as set forth in the Rights Agreement, any future issuances of securities by the Company.

          3.7  Patents, Trademarks, etc.  The Company owns and possesses or is
               ------------------------
licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, trade secrets, inventions and copyrights employed in the operation of its business as now conducted and as proposed to be conducted, with no infringement of or conflict with the rights of others respecting any of the same. To the best knowledge of the Company, the operation of the Company's business as now conducted or as proposed to be conducted does not infringe any patent, copyright, trade secret or other proprietary rights of any third parties. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to patents, patent applications, licenses, trademarks, trade names, brand names, inventions, proprietary rights and copyrights of any other person or entity. The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business, or otherwise. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis for the foregoing. There are no agreements, understandings, instruments, contracts, judgments, orders, writs of decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of proprietary rights.

     3.8   Compliance with Other Instruments.  The Company is not in violation
           ---------------------------------
of any term of its Articles of Incorporation or Bylaws, nor is the Company in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment or decree, the violation of which would have a material adverse effect on the Company as a whole, and to the best knowledge of the Company, is not in violation of any order, statute, rule or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement or the Rights Agreement, and the issuance and sale of the Series B Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. To the best knowledge of the Company, there is no such term or any such order, statute, rule or regulation which adversely affects, or in the future may materially adversely affect, the business, prospects, condition, affairs or operations of the Company or any of its properties or assets.

     3.9   Proprietary Agreements; Employees.  Each employee of the Company has
           ---------------------------------
executed an agreement regarding confidentiality and proprietary information, the form of which has been provided to special counsel to the Purchasers. None of its employees is in violation thereof, and the Company will use its best efforts to prevent such violations. To the best knowledge of the Company, the employees of the Company are not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted or that would prevent any such employee from assigning inventions to the Company. Neither the execution nor delivery of this Agreement or the Rights Agreement, nor the carrying on of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe that it is or will be necessary for the Company to utilize any inventions of any of its employees made prior to their employment by the Company.

     3.10  Litigation, etc.  There is no action, proceeding or investigation
           ---------------
pending, or threatened, against the Company or its officers, directors or shareholders, or to the best of the Company's knowledge, against employees of the Company (or, to the best of the Company's knowledge, any basis therefor or threat thereof): (1) which might result, either individually or in the aggregate, in (a) any material adverse change in the business, prospects, conditions, affairs or operations of the Company or in any of its properties or assets, or (b) any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or (c) any material liability on the part of the Company; or (2) which questions the validity of this Agreement, the Rights Agreement, or any action taken or to be taken in connection herewith, including in each case, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, the use in connection with the Company's business of any information or techniques allegedly proprietary to any of the former employers of such employees or their obligations under any agreements with prior employers. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

     3.11  Governmental Consent.  No consent, approval or authorization of or
           --------------------
designation, declaration or filing with any governmental authority on the part of the Company is required in connection with: (a) the valid execution and delivery of this Agreement or the Rights Agreement; or (b) the offer, sale or issuance of the Series B Shares, the issuance of the shares of Common Stock issuable upon conversion of the Series B Shares or (c) the obtaining of the consents, permits and waivers specified in subsection 5.1(b) hereof.

     3.12  Offering.  In reliance on the representations and warranties of the
           --------
Purchasers in Section 4 hereof, the offer, sale and issuance of the Series B Shares in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") or the qualification or registration requirements of applicable blue sky laws.

     3.13  Taxes.  The Company has filed all tax returns that are required to
           -----
have been filed with appropriate federal, state, county and local governmental agencies or instrumentalities, except where the failure to do so would not have a material adverse effect upon the Company, taken as a whole. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has paid or established reserves for all income, franchise and other taxes, assessments, governmental charges, penalties, interest and fines due and payable by them on or before the Closing.

     3.14  Title.  The Company owns its property and assets free and clear of
           -----
all liens, mortgages, loans or encumbrances except liens for current taxes, and such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets leased by the Company, the Company is in compliance with such leases and, to the best of the Company's knowledge, holds valid leasehold interests free and clear of any liens, claims or encumbrances.

     3.15  Material Contracts and Commitments.  All of the contracts, mortgages,
           ----------------------------------
indentures, agreements, instruments and transactions to which the Company is a party or by which it is bound (including purchase orders to the Company or placed by the Company) which involve obligations of, or payments to, the Company in excess of twenty-five thousand dollars ($25,000) and all agreements between the Company and its officers, directors, consultants and employees are set forth on the list attached hereto as Exhibit G (the "Contracts"), copies of which
                               ---------
have been delivered to special counsel to the Purchasers. All of the Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The Company is not in material default under any of such Contracts.

     3.16  Financial Statements.  The Company has delivered to the Purchasers
           --------------------
the unaudited balance sheets and related statements of operations and cash flow as of September 30, 1997 and for the nine month period then ended (the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company, are complete and correct, and fairly and accurately present the financial condition and operating results of the Company for the periods indicated therein, all in conformity with generally accepted accounting principles ("GAAP"), except that the unaudited Financial Statements do not contain footnotes or reflect the interperiod adjustments required by GAAP. As of September 30, 1997, the Company did not have any liabilities, absolute, contingent, or otherwise, which in accordance with GAAP are required to be disclosed or reserved for other than as set forth in the Financial Statements. Since September 30, 1997, there has been no material adverse change in the Company's financial condition or assets. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     3.17  Absence of Changes.  Since September 30, 1997 (a) the Company has not
           ------------------
entered into any transaction which was not in the ordinary course of business,
(b) there has been no material adverse change in the condition (financial or otherwise) of the business, property, assets or liabilities of the Company other than changes in the ordinary course of its business, none of which, individually or in the aggregate, has been materially adverse, (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the assets, prospects, financial condition, operating results, business or operations of the Company, (d) the Company has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock, (e) the Company has not materially changed any compensation arrangement or agreement with any of its key employees or executive officers, or materially changed the rate of pay of its employees as a group, (f) the Company has not changed or amended any material contract by which the Company or any of its assets are bound or subject, except as contemplated by this Agreement, (g) there has been no resignation or termination of employment of any key officer or employee of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or employee that if consummated would have a material adverse effect on the business of the Company, (h) there has been no change, except in the ordinary course of business, in the material contingent obligations of the Company (nor in any contingent obligation of the Company regarding any director, stockholder or key employee or officer of the Company) by way of guaranty, endorsement, indemnity, warranty or otherwise, (i) there have been no loans made by the Company to any of its employees, officers or directors other than travel advances and other advances made in the ordinary course of business, (j) there has been no waiver by the Company of a valuable right or of a material debt owing to it, and

(k) there has not been any satisfaction or discharge of any lien, claims or encumbrance or any payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company.

     3.18  Outstanding Indebtedness.  The Company has no indebtedness for
           ------------------------
borrowed money which it has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which it has otherwise become liable, directly or indirectly.

     3.19  Registration Rights.  Other than as granted pursuant to the Rights
           -------------------
Agreement, the Company has not granted or agreed to grant any rights to register (as that term is defined in the Rights Agreement) securities, including piggyback registration rights, to any person or entity.

     3.20  Certain Transactions.  The Company is not indebted, directly or
           --------------------
indirectly, to any of its employees, officers, directors or stockholders or to their spouses or children, in any amount whatsoever; and none of said employees, officers, directors, stockholders, or any member of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship. No such employee, officer, director, stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company. The Company is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.21  Corporate Documents; Minute Books.  Except for amendments necessary
           ---------------------------------
to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Purchasers), the Bylaws of the Company are in the form previously provided to special counsel to the Purchasers. The minute books of the Company previously provided to special counsel to the Purchasers contain a complete summary of all meetings of directors and stockholders since the time of incorporation of the Company.

     3.22  Employee Benefit Plans.  The Company does not have any "employee
           ----------------------
benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended.

     3.23  Environmental and Safety Laws.  To the best of its knowledge, the
           -----------------------------
Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     3.24  Insurance.  The Company has in full force and effect fire and
           ---------
casualty insurance policies, and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

          3.25  Labor Agreements and Actions.  The Company is not aware that any
                ----------------------------
officer or key employee intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

          3.26  Section 83(b) Elections.  To the best of the Company's
                -----------------------
knowledge, no elections and notices pursuant to Section 83(b) of the Code and any analogous provisions of applicable state tax laws have been filed by individuals who have purchased shares of the Company's Common Stock.

          3.27  Disclosure.  No representation or warranty by the Company in
                ----------
this Agreement, or in any document or certificate furnished or to be furnished to the Purchasers pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading. The Company has fully provided the Purchasers with all the information which the Purchasers have requested for deciding whether to purchase the Series B Shares.

     4.   Representations and Warranties of Purchasers and Restrictions on
          ----------------------------------------------------------------
          Transfer Imposed by the Securities Act.
          --------------------------------------

          4.1  Representations and Warranties by the Purchasers.  Each
               ------------------------------------------------
Purchaser, severally and not jointly, represents and warrants to the Company as follows:

               (a)  Investment Intent.  This Agreement is made with the
                    -----------------
Purchaser in reliance upon such Purchaser's representation to the Company, evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the Series B Shares and the Common Stock issuable upon conversion of Series B Shares (collectively the "Securities") for investment for such Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Purchaser has the full right, power and authority to enter into and perform this Agreement and the Rights Agreement, and this Agreement and the Rights Agreement constitute valid and binding obligations upon it.

               (b)  Series B Shares Not Registered.  Purchaser understands and
                    ------------------------------
acknowledges that the offering of the Series B Shares pursuant to this Agreement will not be registered under the Securities Act or qualified under applicable blue sky laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualifications available under applicable blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. Purchaser acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under applicable blue sky laws or an exemption from such registration and such qualification is available.

               (c)  No Transfer.  Purchaser covenants that in no event will such
                    -----------
Purchaser dispose of any of the Securities (other than in conjunction with an effective registration statement for the Securities under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and other applicable state, local or foreign law has been taken. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

               (d)  Permitted Transfers.  Notwithstanding the provisions of
                    -------------------
subsection (c) above, no registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser which is a partnership to a partner of such partnership or a former partner of such partnership who leaves such partnership after the date hereof, or to the estate of any such partner or former partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as if he were an original Purchaser hereunder.

               (e)  Knowledge and Experience.  Purchaser (i) has such knowledge
                    ------------------------
and experience in financial and business matters as to be capable of evaluating the merits and risks of such Purchaser's prospective investment in the Securities; (ii) has the ability to bear the economic risks of such Purchaser's prospective investment; (iii) has been furnished with and has had access to such information as such Purchaser has considered necessary to make a determination as to the purchase of the Securities together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by such Purchaser satisfactorily answered by the Company; and (v) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

               (f)  Accredited Investor.  Purchaser is an "accredited investor"
                    -------------------
as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended.

          4.2  Legends.  Each certificate representing the Securities may be
               -------
endorsed with the following legends:

               (a)  Federal Legend.  THE SECURITIES REPRESENTED BY THIS
                    --------------
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR

(III) PURSUANT TO AN OPINION OF COUNSEL, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

               (b)  Other Legends.  Any other legends required by applicable
                    -------------
state blue sky laws.

The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in each of the foregoing legends are satisfied.

          4.3  Removal of Legend and Transfer Restrictions.  Any legend endorsed
               -------------------------------------------
on a certificate pursuant to subsection 4.2(a) and the stop transfer instructions with respect to such legended Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k).

     5.   Conditions to Closing.
          ---------------------

          5.1  Conditions to Purchasers' Obligations.  The obligation of each
               -------------------------------------
Purchaser to purchase the Series B Shares at the Closing is subject to the fulfillment to the Purchaser's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Purchaser:

               (a)  Representations and Warranties Correct; Performance of
                    ------------------------------------------------------
Obligations. The representations and warranties made by the Company in Section 3
-----------
hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Company's business and assets shall not have been adversely affected in any material way prior to the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (b)  Consents and Waivers.  The Company shall have obtained in a
                    --------------------
timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Rights Agreement.

               (c)  Amendment of Bylaws; Election of Director.  Effective upon
                    -----------------------------------------
the Closing, (i) the bylaws of the Company will have been amended to increase the size of the Board of Directors to a range of four (4) to seven (7) and to initially set the number of directors at six (6), and (ii) the Company's Board of Directors shall consist of David Talbot, Standish O'Grady, Michael O'Donnell, Kate Geldens, a designee of ASCII Ventures, and one vacancy. After the Closing and pursuant to the terms of the Voting Agreement, certain members of the Board of Directors may select additional members of the Board of Directors.

               (d)  Rights Agreement.  The Company and the Purchasers shall have
                    ----------------
executed the Rights Agreement.

               (e)  Voting Agreement.  The Company and the Purchasers shall have
                    ----------------
executed the Voting Agreement.

               (f)  Compliance Certificate.  The Company shall have delivered a
                    ----------------------
Certificate, executed on behalf of the Company by the President, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (d) and (e).

               (g)  Secretary Certificate.  The Company shall have delivered a
                    ---------------------
Certificate, executed on behalf of the Company by the Secretary, dated the Closing Date, certifying the Board of Directors and shareholders resolutions approving this Agreement, the Rights Agreement and the issuance of the Series B Shares and certifying the current versions of the Articles of Incorporation and Bylaws of the Company.

               (h)  Opinion of Counsel.  The Purchasers shall have received an
                    ------------------
opinion from Gray Cary Ware & Freidenrich, the Company's counsel, satisfactory in form to special counsel for the Purchasers.

          5.2  Conditions to Obligations of the Company.  The Company's
               ----------------------------------------
obligation to sell and issue the Series B Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

               (a)  Representations and Warranties Correct.  The representations
                    --------------------------------------
and warranties made by each Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

               (b)  Conditions Fulfilled.  The conditions set forth in
                    --------------------
subsections (b), (d) and (e) of Section 5.1 shall have been fulfilled.

     6.   Affirmative Covenants of the Company.  The Company hereby covenants
          ------------------------------------
and agrees as follows:

          6.1  Financial Information.  Until the first to occur of (i) the date
               ---------------------
on which the Company is required to file a report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), by reason of the Company having registered any of its securities pursuant to Section 12(g) of the Exchange Act or (ii) quotations for the Common Stock of the Company are reported by the automated quotations system operated by the National Association of Securities Dealers, Inc. or by an equivalent quotations system or (iii) shares of the Common Stock of the Company are listed on a national securities exchange registered under Section 6 of the Exchange Act, the Company will furnish to each
Purchaser:

               (a) so long as such Purchaser or its affiliates own any of the Series B Shares or Common Stock issued upon conversion of the Series B Shares, as soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company; and

               (b) so long as the Purchaser continues to hold any of the Series B Shares or Common Stock issued upon conversion of the Series B Shares, as soon as practicable after the end of each fiscal quarter, and in any event within 45 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal quarter, and consolidated statements of operations and consolidated statements of cash flow of the Company and its subsidiaries, if any, for such quarter, prepared in accordance with generally accepted accounting principles (except for required footnotes), all in reasonable detail, subject to changes resulting from year-end audit adjustments and inter-period allocations; and

               (c) so long as the Purchaser continues to hold at least 100,000 shares of the Series B Shares (as adjusted for stock splits, combinations, dividends, distributions or recapitalizations), as soon as practicable after the end of each month and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month and consolidated statements of income and cash flow statements, for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (except for required footnotes), all in reasonable detail, subject to changes resulting from year-end audit adjustments and inter-period allocations; and

               (d) so long as the Purchaser continues to hold at least 100,000 shares of the Series B Shares (as adjusted for stock splits, combinations, dividends, distributions or recapitalizations), as soon as practicable and in any event no later than thirty days before the end of the fiscal year, an annual budget (consisting of projected income statements and projected cash flow statements reported on a monthly basis) for the subsequent fiscal year.

               (e) so long as ASCII Ventures ("ASCII") holds at least 250,000 shares of Series B Shares (as adjusted for stock splits, combinations, dividends, distributions or recapitalizations), and ASCII is not represented on the Company's Board of Directors, the Company shall give a representative of ASCII access to board meetings, copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential information, or for other similar reasons. ASCII agrees, and any representative of ASCII will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.

               (f) so long as Borders Group, Inc. ("Borders") holds at least 250,000 shares of Series B Shares (as adjusted for stock splits, combinations, dividends, distributions or recapitalizations), and Borders is not represented on the Company's Board of Directors, the Company shall give a representative of Borders access to board meetings, copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to avoid conflicts of interest between the Company and Borders, or for other similar reasons. Borders agrees, and any representative of Borders will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.

               (g) so long as H&Q Adobe Ventures ("H&Q") holds at least 250,000 shares of Series B Shares (as adjusted for stock splits, combinations, dividends, distributions or recapitalizations), and H&Q has only one member on the Company's Board of Directors, the Company shall give a representative of H&Q access to board meetings, copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential information, or for other similar reasons. H&Q agrees, and any representative of H&Q will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.

          6.2  Conflicts of Interests.  The Company shall use its best efforts
               ----------------------
to ensure that the Company's employees, during the term of their employment with the Company, do not engage in activities which would result in a conflict of interest with the Company. The Company's obligations hereunder include, but are not limited to, requiring that the Company's employees devote their primary productive time, ability and attention to the business of the Company (provided, however, the Company's employees may engage in other professional activity if such activity does not materially interfere with their obligations to the Company), and requiring that the Company's employees enter into agreements regarding proprietary information and confidentiality.

          6.3  Proprietary Rights Agreements.  The Company will enter into a
               -----------------------------
confidentiality and proprietary rights agreement with each new employee engaged by the Company at the time of their employment by the Company.

          6.4  Future Stock Issuances.  The Company agrees, unless otherwise
               ----------------------
approved by at least 80% of the Directors then in office, that after the Closing, stock, stock options, or other securities convertible into or exchangeable for stock, granted to employees, consultants or directors will be granted with an exercise or purchase price of no less than fair market value at the time of grant and with vesting schedule of four years (25% after the first year of employment or service and remainder vesting in equal quarterly increments over the following three years).

          6.5  Inspection.  The Company shall permit each Purchaser, at such
               ----------
Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Purchaser; provided, however, that the Company shall not be obligated pursuant to this Section 6.5 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          6.6  Special Board Approval Items.  Unless otherwise indicated below,
               ----------------------------
the Company will not take any of the following actions unless they are approved by the Board of Directors or taken pursuant to Board approved policies:

               (a)  Hiring of all officers of the Company;

               (b) Entering into employment agreements (may be approved by a majority of disinterested Directors, or a compensation committee of the Board of Directors);

               (c) Establish compensation programs for all officers and key employees, including base salaries and bonus programs (may be approved by a majority of disinterested Directors or by a compensation committee, when established);

               (d) Establish stock option programs and grants of stock options, stock or rights to acquire stock (may be approved by a majority of disinterested Directors or by a compensation committee, when established);

               (e) Establishment of annual budgets, business and financial plans;

               (f)  Entering into any real estate lease or purchase arrangement;

               (g) Entering into any obligations or commitments, including capital equipment leases or purchases, with total value greater than $50,000 and which are outside the most recent business plan or budget approved by the Board of Directors;

               (h) Entering into agreements to license the Company's content or technology for foreign markets or other publications (may be approved by a majority of disinterested Directors); and

               (i) Amendment of Editorial Policy of the Company and the establishment and membership of the Editorial Advisory Board; provided however that the day-to-day editorial management of these publications will be the sole responsibility of the editor and staff.

     7.   Miscellaneous.
          -------------

          7.1  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          7.2  Survival.  The representations, warranties, covenants and
               --------
agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchasers. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          7.3  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          7.4  Entire Agreement.  This Agreement and the other documents
               ----------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

          7.5  Notices, etc.  All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to a Purchaser, at such Purchaser's address set forth in the Schedule of Purchasers, or at such other address as such Purchaser shall have furnished to the Company in writing or (b) if to the Company, at 706 Mission Street, 2nd Floor, San Francisco, CA 94103, or at such other address as the Company shall have furnished to the Purchasers in writing. Notices that are mailed shall be deemed received five days after deposit in the United States mail.

          7.6  Severability.  In case any provision of this Agreement shall be
               ------------
found by a court of law to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          7.7  Finder's Fees and Other Fees.
               ----------------------------

               (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and, (ii) hereby agrees to indemnify and to hold Purchasers harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

               (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, are responsible.

          7.8  Expenses.  The Company and the Purchasers shall each bear their
               --------
own expenses and legal fees in connection with the consummation of this transaction; provided, however, that the Company will pay the reasonable fees and disbursements up to an aggregate of $10,000, of special counsel for the Purchasers in connection with the transaction contemplated by this Agreement.

          7.9  Titles and Subtitles.  The titles of the sections and subsections
               --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.10 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          7.11 Delays or Omissions.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

  IN WITNESS WHEREOF, the parties hereto have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

                                    SALON INTERNET, INC.


                                    By: /s/ Michael O'Donnell
                                       ------------------------------
                                       Michael O'Donnell, President

PURCHASERS:

ADOBE VENTURES L.P.

By: Its general partner,
    H&Q Adobe Ventures Management L.P.,

By: Its general partner,
    H&Q Adobe Ventures Management Corp.,

By: Its president,
    Standish O'Grady


By: /s/ Standish O'Grady
   ----------------------------
Title: President
      -------------------------


H&Q SALON INVESTORS, L.P.


By: /s/ Standish O'Grady
   ----------------------------
Title: President
      -------------------------


ASCII VENTURES


By: /s/ Authorized Officer
   --------------------------------
Title: Authorized Officer
      -----------------------------

BORDERS GROUP, INC.


By: /s/ Authorized Officer
   -------------------------------
Title: Title
      ----------------------------

                               List of Exhibits

Exhibit A - Schedule of Purchasers
Exhibit B - Articles of Incorporation
Exhibit C - Schedule of Exceptions
Exhibit D - Rights Agreement
Exhibit E - Voting Agreement
Exhibit F - Shareholder and Optionholder List
Exhibit G - Material Contracts

                                   EXHIBIT A
                                   ---------

                            Schedule of Purchasers



Name                                 No. of Shares              Purchase Price
----                                 -------------              --------------
Adobe Ventures L.P.                    474,683                  $  749,999.14

c/o Hambrecht & Quist
Attn: Standish O'Grady
One Bush Street
San Francisco, CA 94104


H&Q Salon Investors, L.P.              158,228                  $  250,000.24


c/o Hambrecht & Quist
Attn: Standish O'Grady
One Bush Street
San Francisco, CA 94104


ASCII Ventures                         632,911                  $  999,999.38

Borders Group, Inc.                    632,911                  $  999,999.38

                                     ---------                  -------------
TOTAL                                1,898,733                  $2,999,998.14

                                   EXHIBIT B
                                   ---------

                           ARTICLES OF INCORPORATION

                                   EXHIBIT C
                                   ---------

                            SCHEDULE OF EXCEPTIONS

                                   EXHIBIT D
                                   ---------

                               RIGHTS AGREEMENT

                                   EXHIBIT E
                                   ---------

                               VOTING AGREEMENT

                                   EXHIBIT F
                                   ---------

                             LIST OF STOCKHOLDERS
                              AND OPTION HOLDERS

                                   EXHIBIT G
                                   ---------

                          LIST OF MATERIAL CONTRACTS

Marketing and Sponsorship Agreement between the Company and Borders Inc. dated July 31, 1997.

Syndication Agreement between the Company and United Features Syndicate dated April, 4 1997.

Private Label Agreement between the Company and Worldview Systems Corporation, Internet Travel Network, Inc. dated July 18, 1997.

The Company has arrangements with AOL, WebTV, C/Net, Match.com and Netscape whereby these vendors publish the Company's proprietary content on their respective websites and provide links to the Company's website.

Employment Agreement between the Company and Michael O'Donnell dated November 7, 1997.

Common Stock Purchase Agreement between the Company and David Talbot dated July 5, 1995.

Common Stock Purchase Agreement between the Company and David Zweig dated July 5, 1995.

Loan Agreement with Imperial Bank for capital equipment and working capital.

Insertion Order for Banner Advertising between the Company and Oglivy and Mather dated November 18, 1997 in the amount of $150,000.

Insertion Orders for Banner Advertising between the Company and Hong Kong Tourism dated October 30, 1997 in the amount of $27,200.

Insertion Orders for Banner Advertising between the Company and Winkler Advertising dated July 7, 1997 in the amount of $34,200.

Balance remaining on invoice from Concept Offices in the amount of $37,430.56 for office furniture.

Amount owed to Net Gravity for ad server software as set forth in invoices in the total amount of $34,661.

Balance remaining on Invoices from Paine and Associates to the Company in the total amount of $33,619.43 for public relations services.

Lease agreement between Salon Internet Inc. and TW Associates dated June 25, 1997 (lease for office space at 706 Mission Street, 2nd Floor, San Francisco, CA 94103).

                                       27